Exhibit (j): Consent of Independent Public Accountants
            -----------

                                                                Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-36811 of Blue Ridge Total Return Fund of our report dated December 17, 1999, appearing in the Annual Report for the period ended November 30, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP


Princeton, New Jersey
March 30, 2000